Exhibit 31.3
CERTIFICATIONS
I, Charles E. Moran, certify that:
1.	I have reviewed this annual report on Form 10-K/A of SkillSoft Public Limited Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Omitted;

4.	Omitted;

5.	Omitted.
Dated: May 28, 2010

/s/ Charles E. Moran
Charles E. Moran
Chairman of the Board, President and Chief Executive Officer